                                  INTERCOMPANY NOTE


Dated: April 6, 1998


     FOR VALUE RECEIVED, the undersigned, The Coleman Company, Inc., a Delaware corporation (the "PAYOR"), hereby promises to pay to the order of Sunbeam Corporation, a Delaware corporation (the "PAYEE"), on demand, any and all Indebtedness (as defined in the Credit Agreement referred to below) (including interest thereon) owed to the Payee by the Payor from time to time.

     The undersigned agrees that the accounts of the Payee shall be "prima facie" evidence of Indebtedness (including interest thereon) owed to the Payee by the undersigned and the amounts repaid by the undersigned to the Payee. All advances made by the Payee to the Payor hereunder, and all payments made on account of principal and interest hereof, shall be recorded by the Payee, and, prior to any transfer hereof, shall be endorsed on the schedule attached hereto which is part of this Intercompany Note.

     The undersigned also agrees to pay on demand all costs and expenses (including reasonable fees and expenses of counsel) incurred by the Payee in enforcing this Intercompany Note.

     This Note is one of the Intercompany Agreements referred to in a Pledge and Security Agreement (as defined in, and entered into pursuant to the Credit Agreement dated as of March 30, 1998 (as amended, supplemented or modified from time to time, the "CREDIT AGREEMENT") among Sunbeam Corporation, the Subsidiary Borrowers referred to therein, the Lenders party thereto, Morgan Stanley Senior Funding, Inc., as Syndication Agent, Bank of America National Trust and Savings Association, as Documentation Agent and First Union National Bank, as Administrative Agent). Capitalized terms used in this Intercompany Note and not otherwise defined have the respective meanings assigned to them in such Pledge and Security Agreement or the Credit Agreement.

     If at any time demand is made against the Payor under, and pursuant to the terms of, any guaranty executed by the Payor in connection with the Secured Obligations (as defined in the Pledge and Security Agreement), this Intercompany Note, and the payment obligations of the Payor evidenced hereby, shall therewith be null and void and the Payee shall be deemed to have contributed such obligations to the capital of the Payor.

     The Indebtedness evidenced by this Intercompany Note is subordinate and subject in right of payment to the prior payment in full of the Secured Obligations in the manner and to the extent set forth below:

          (a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Payor or to its creditors as such, or to its properties or assets, or (ii) any liquidation, dissolution or other winding-up of the Payor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Payor, then and in any such event the holders of Secured Obligations shall be entitled to receive payment in full of all amounts due on or to become due on or in respect of Secured Obligations then outstanding, in cash or in any other manner acceptable to the holders of Secured Obligations, before the holder is entitled to receive any payment or distribution of any kind or character on account of principal of or interest on this Intercompany Note, and to that end the holders of Secured Obligations shall be entitled to receive, for application to the payment thereof, any payment or distribution of assets of the Payor of any kind or character including, without limitation, securities that are subordinated in right of payment to all Secured Obligations to substantially the same extent as, or to a greater extent than, this Intercompany Note, that may be payable or deliverable in respect of this Intercompany Note in any such case, proceeding, dissolution, liquidation or other winding-up or event referred to in clauses (i) through
     (iii) above.

          (b) In the event that the Payee shall receive any payment or distribution of assets of the Payor of any kind or character in respect of principal of or interest on this Intercompany Agreement in contravention of subsection (a) hereof, then and in such event such payment or distribution shall be received and held by the Payee in trust for the holders of the Secured Obligations and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment


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

     or distribution of assets of the Payor in trust for the holders of, and for application to the payment of, all Secured Obligations remaining unpaid, to the extent necessary to pay all Secured Obligations in full, in cash or in any other manner acceptable to the holders of Secured Obligations, after giving effect to any concurrent payment or distribution to or for the holders of Secured Obligations.

     The undersigned hereby waives presentment for payment, demands, notice of dishonor and protest of this Intercompany Note and further agrees that none of its terms or provisions may be waived, altered, modified or amended except as the Payee may consent in a writing duly signed for and on its behalf.

     No failure or delay on the part of the Payee in exercising any of its rights, powers or privileges hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                              The Coleman Company, Inc.

                              Address:

                              By: /s/ Robert Totte
                                  -----------------------------------
                                  Title: Vice President



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

                          ADVANCES AND PAYMENTS OF PRINCIPAL
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                           Amount of
          Amount of      Principal Paid      Unpaid Principal        Notation
Date        Loan           or Prepaid            Balance              Made By
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
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


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